UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On April 30, 2018, the shareholders of Digimarc Corporation (the “Company”) approved the Digimarc Corporation 2018 Incentive Plan (the “2018 Plan”) at the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The 2018 Plan was previously approved by the Company’s board of directors (the “Board”), upon recommendation by the Company’s compensation committee (the “Committee”), subject to shareholder approval at the Annual Meeting. The 2018 Plan will replace the Digimarc Corporation 2008 Incentive Plan (the “2008 Plan”). No new awards will be granted under the 2008 Plan.

The following is a summary of the principal provisions of the 2018 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, which was attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 21, 2018 (the “Definitive Proxy Statement”), and is incorporated herein by reference. In addition, a more detailed summary of the 2018 Plan can be found on pages 12-17 of the Definitive Proxy Statement, which description is incorporated herein by reference.

The 2018 Plan authorizes the issuance of an additional 1.0 million shares of the Company’s common stock. In addition, up to approximately 770,000 shares subject to awards outstanding under the 2008 Plan may become available for issuance under the 2018 Plan to the extent that those shares cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards).

The Committee will administer the 2018 Plan. Under the terms of the 2018 Plan, the Committee has the authority to, among other things, select the individuals to receive awards, determine the terms and conditions of all awards and interpret the provisions of the 2018 Plan and any awards, notices or agreements executed or entered into under the 2018 Plan.

Awards may be granted under the 2018 Plan to our employees, non-employee directors, consultants, agents, advisors and independent contractors or those of our related companies. Under the 2018 Plan, the Committee may grant incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock awards, restricted stock units, performance shares, performance units and other stock or cash-based awards.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company held its Annual Meeting on April 30, 2018.

(b) At the Annual Meeting, 10,046,489 shares were represented to vote either in person or by proxy, or 85% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Bruce Davis, Gary DeStefano, Richard L. King, James T. Richardson, Andrew Walter and Bernard Whitney were elected as directors for a term of one year. The voting for each director was as follows:

			Broker
	For	Withheld	Non-Votes
Bruce Davis	5,058,535	772,745	4,174,534
Gary DeStefano	4,889,179	942,101	4,174,534
Richard L. King	4,748,864	1,082,416	4,174,534
James T. Richardson	5,065,374	765,906	4,174,534
Andrew J. Walter	4,572,398	1,258,882	4,174,534
Bernard Whitney	5,068,758	762,522	4,174,534

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified with 9,854,537 votes in favor, 76,573 votes against and 90,192 abstentions.

Proposal 3: Advisory Vote to Approve Executive Compensation

The compensation paid to the Company’s executive officers was not approved with 2,428,906 votes in favor, 3,348,932 votes against, 69,422 abstentions and 4,174,534 broker non-votes.

Proposal 4: Approval of the Digimarc Corporation 2018 Incentive Plan

The Digimarc Corporation 2018 Incentive Plan was approved with 4,400,171 votes in favor, 1,417,018 votes against, 54,766 abstentions and 4,174,534 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 3, 2018

By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary